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                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 2-83039 and No. 33-57222) pertaining to the stock option plans of Reading Entertainment, Inc. of our report dated March 19, 1997, with respect to the consolidated financial statements of Reading Entertainment, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 15, 1997